Exhibit 99.1

Cognition Therapeutics Reports Year End 2021 Financial Results and Provides

Business Update

- Well capitalized from $52 million IPO and $169 million in grant funding -

- Established clinical program in Alzheimer’s disease enhanced by new DLB study and dry AMD program

-

- Conference Call and Live Audio Webcast Scheduled for Wednesday, March 30 at 8:00 a.m. ET -

PURCHASE, NY, March 30, 2022 (GLOBE NEWSWIRE) – Cognition Therapeutics, Inc. (NASDAQ: CGTX), a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system and retina (the “Company” or “Cognition”), today reported financial results for the year ended December 31, 2021 and provided recent business updates.

“Our upsized initial public offering (IPO) in October 2021 supplemented our non-dilutive grant funding, which we believe provides us with a strong balance sheet,” stated Lisa Ricciardi, president and CEO of Cognition Therapeutics. “With that foundation, we have made progress advancing our clinical programs in Alzheimer’s disease and dementia with Lewy bodies (DLB). We anticipate starting a dry age-related macular degeneration (dry AMD) Phase 2 clinical study in the second half of 2022. In addition, we will be starting our study in early-stage Alzheimer’s disease with our partners, the ACTC, in the second half of 2022. To support these clinical programs and our critical pipeline and biomarker discovery efforts, we have strengthened our team with several key appointments in clinical operations, finance, and R&D, including Anthony Caggiano, M.D., Ph.D. as Chief Medical Officer and Head of R&D. We believe these strategic hires allow us to aggressively pursue our goals.”

Business Updates:

•	Cognition’s lead program, CT1812, is currently enrolling patients with mild-to-moderate Alzheimer’s disease in two Phase 2 clinical studies (SHINE and SEQUEL).

•	The Phase 2 SHIMMER study of CT1812 was initiated in DLB in the fourth quarter of 2021, and the company anticipates treating the first patient in the first half of 2022.

•	The company also anticipates initiating a Phase 2 clinical study of CT1812 for the treatment of dry AMD, in the second half of 2022.

•	Cognition received funding from the Michael J. Fox Foundation (MJFF) to support preclinical development of pipeline molecules for the treatment of synucleinopathies.

“The grants we were awarded by the National Institute of Aging (NIA) and MJFF to support our research into treatments for synucleinopathies including DLB and Parkinson’s disease are valuable sources of non-dilutive funding, and we believe offer validation of our scientific approach from these well-respected organizations,” added Ms. Ricciardi. “Working closely with our colleagues at the Lewy Body Dementia Association (LBDA), we have made progress onboarding clinical trial sites for our study of CT1812 in DLB and look forward to treating the first patients. We are grateful to the NIA for their support of this study and for our other ongoing trials.”

Financial Highlights:

•	Completed upsized IPO, including an over-allotment, raising $52 million in gross proceeds.

•	Awarded a $30 million grant to support the study of CT1812, a small-molecule sigma-2 (σ-2) receptor modulator, in patients with dementia with Lewy bodies (DLB) and a $13 million grant to complete the SHINE study. This brings the Company’s cumulative grant funding to date to approximately $169 million, which have been awarded primarily from the NIA.

Cognition Therapeutics, Inc.

www.cogrx.com

2021 Financial Results

•	Research and development expenses for the year ended December 31, 2021 were $18.6 million compared to $12.9 million in 2020. The increase in the Company’s R&D expenses for 2021 was primarily attributable to an increase in manufacturing expenses related to costs incurred with contract manufacturing organizations for production of pre-clinical and future clinical trial materials.

•	General and administrative expenses for the year ended 2021 were $10.0 million compared to $4.5 million in 2020. The increase in general and administrative expenses was primarily attributable to non-cash equity- based compensation for option grants made subsequent to the IPO, professional fees and the costs for Director & Officer liability insurance.

•	Net loss for the year ended December 31, 2021 was $11.7 million, or ($3.13) per share of which $5.2 million were non-cash stock compensation expense. Net loss for the year ended December 31, 2020 was $7.8 million, or ($23.76) per share.

Liquidity

•	Cash and cash equivalents on December 31, 2021 was $54.7 million. The proceeds from the IPO and over-allotment exercise were approximately $44.2 million, net of expenses.

•	The Company estimates that with the combined proceeds from the IPO and grants awarded from sponsor partners, it has sufficient cash to fund operations and capital expenditures into the second half of 2023.

Conference Call Information

Management will host a conference call and live webcast to discuss Cognition’s financial results today at 8:00 a.m. ET. To participate in the conference call, dial (844) 467-7752 (U.S.) or (270) 215-9364 (international) and provide conference ID number 7048915. Alternatively, you may connect to the live webcast via the link on the Investor Relations page of the Cognition website at www.cogrx.com.

The archived webcast will be available for 90 days beginning at approximately 9:30 a.m. ET, on Wednesday, March 30, 2022.

About Cognition Therapeutics. Inc.

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system, or CNS, and retina. Our goal is to develop disease modifying treatments for patients with these degenerative disorders by initially leveraging our expertise in the σ-2 (sigma-2) receptor, or S2R, which is expressed by multiple cell types, including neuronal synapses, and acts as a key regulator of cellular damage commonly associated with certain age-related degenerative diseases of the CNS and retina. We believe that targeting the S2R complex represents a mechanism that is functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases.

Cognition Therapeutics, Inc.

www.cogrx.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission, available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

	Year Ended December 31,
($ in thousands)	2021	2020
Consolidated Statements of Operations Data:
Operating Expenses:
Research and development	$18,572	$12,887
General and administrative	10,026	4,520
Total operating expenses	28,598	17,407
Other income (expense):
Grant income	17,447	10,855
Other income items, net	328	464
Interest expense, net	(893)	(1,751)
Total other income, net	16,882	9,568
Net loss	$(11,716)	$(7,839)
Net loss per common share:
Basic and diluted	$(3.13)	$(23.76)
Weighted average common shares outstanding:
Basic and diluted	5,191,883	508,112

	Year Ended December 31,
($ in thousands)	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$54,721	$5,189
Total Assets	59,137	7,119
Total Liabilities	7,864	19,933
Accumulated Deficit	(94,004)	(68,220)
Total stockholders’ equity	51,273	(68,184)

Cognition Therapeutics, Inc.

www.cogrx.com

For more information contact:

Cognition Therapeutics, Inc.

info@cogrx.com

Aline Sherwood (media)

Scienta Communications

asherwood@scientapr.com

Lisa Sher/Daniel Kontoh-Boateng (investors)

Tiberend Strategic Advisors, Inc.

lsher@tiberend.com; dboateng@tiberend.com

Cognition Therapeutics, Inc.

www.cogrx.com